UNITED STATES SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT

Date of Report (Date of earliest event reported): January 11, 2012 (January 5, 2012)

INTERACTIVE INTELLIGENCE GROUP, INC.

000-54450 (Commission File Number)

Indiana (State or Other Jurisdiction of Incorporation)	45-1505676 (IRS Employer Identification No.)

7601 Interactive Way Indianapolis, IN 46278 (Address of principal executive offices, including zip code)

(317) 872-3000 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (e)  Compensatory Arrangements of Named Executive Officers.

2012 Executive Compensation

On January 5, 2012, the Compensation Committee of the Board of Directors of Interactive Intelligence Group, Inc. (the “Company”) approved annual compensation arrangements, for the year beginning January 1, 2012, for those “Named Executive Officers” included in the Company’s definitive proxy statement/prospectus on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2011, as follows:

Name	Title/Position
Donald E. Brown, M.D.	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

Stephen R. Head	Chief Financial Officer, Senior Vice President of Finance and Administration, Secretary and Treasurer (Principal Financial Officer)

Gary R. Blough	Executive Vice President of Worldwide Sales

William J. Gildea, III	Senior Vice President, Business Development

Joseph A. Staples	Chief Marketing Officer, Senior Vice President of Marketing

The 2012 base salaries for each of the Named Executive Officers are as follows: Dr. Brown, $425,000; Mr. Head, $275,000; Mr. Blough, $230,000; Mr. Gildea, $205,000; and Mr. Staples, $250,000. For purposes of the 2012 compensation arrangements, "non-GAAP" means excluding stock option expense and purchase accounting adjustments.

 Dr. Brown is eligible for a Company Performance Bonus and a Gross Profits Increase Bonus (“GPIB”). The Company Performance Bonus is earned and paid quarterly based on the percentage of actual year-to-date non-GAAP operating income margin compared to a target margin. For the first three quarters of the year, payments are limited to a target margin. Payments for the second, third and fourth quarters are calculated based on amounts earned less payments made in prior quarters. No Company Performance Bonus will be paid if the Company’s year-to-date non-GAAP operating income margin as of the end of the applicable quarter is less than 5%. The GPIB is earned and paid quarterly based on the actual year-to-date gross profit percentage increase on orders compared to a target percentage increase. For the first three quarters of the year, payments are limited to a target percentage increase. Payments for the second, third and fourth quarters are calculated based on amounts earned less payments made in prior quarters. No GPIB will be paid if the Company does not report non-GAAP operating income for the applicable quarter. If the actual annual non-GAAP operating income margin and the gross profit percentage increase on orders equal the annual targeted amounts, Dr. Brown will earn an aggregate bonus of $425,000 for 2012.

Mr. Head is eligible for a Company Performance Bonus.  The bonus is earned and paid quarterly based on the percentage of actual year-to-date non-GAAP operating income margin compared to a target margin. For the first three quarters of the year, payments are limited to a target margin. Payments for the second, third and fourth quarters are calculated based on amounts earned less payments made in prior quarters. No bonus will be paid if the Company’s year-to-date non-GAAP operating income margin as of the end of the applicable quarter is less than 5%. If the actual annual non-GAAP operating income margin equals the target margin, Mr. Head will earn a bonus of $175,000 for 2012.

        Mr. Blough is eligible for bonuses earned and paid quarterly based on achieving year-to-date sales and marketing operating profit targets, with a bonus based on North American results and a bonus based on results for the rest of the world. Mr. Blough is also eligible for a bonus earned and paid quarterly based on achieving year-to-date communications as a service (CaaS) order targets for orders outside North America. For the first three quarters of the year, payments are limited to the targeted amounts. Payments for the second, third and fourth quarters are calculated based on amounts earned less payments made in prior quarters. No bonus will be paid if the Company does not report non-GAAP operating income for the applicable quarter.  If the actual annual operating profit amounts and CaaS order amounts for orders outside North America equal the annual targeted amounts, Mr. Blough will earn an aggregate bonus of $230,000 for 2012.

Mr. Gildea is eligible for bonuses earned and paid quarterly based on actual year-to-date increased gross profit on orders within the insurance industry, increased gross profit on orders from Global Software Services, Inc., doing business as Latitude Software (“Latitude”) and the return on investment from recent acquisitions. For the first three quarters of the year, payments are limited to the targeted amounts. Payments for the second, third and fourth quarters are calculated based on amounts earned less payments made in prior quarters. Mr. Gildea is also eligible for a bonus based on management-based objectives which will be earned and paid quarterly based on the Chief Executive Officer’s evaluation of the attainment of the established goals. No bonus will be paid if the Company does not report non-GAAP operating income for the applicable quarter.  If the actual annual increase in gross profit on orders from the insurance industry and Latitude and the return on investment from recent acquisitions equal the annual targeted amounts and the Chief Executive Officer determines that the management-based objectives have been met, Mr. Gildea will earn an aggregate bonus of $135,000 for 2012.

Mr. Staples is eligible for a bonus based on achieving year-to-date worldwide sales and marketing operating profit targets. Mr. Staples is also eligible for bonuses based on the percentage increase in the actual dollar amount of year-to-date North American cloud orders (CaaS and Latitude hosted) compared to a target percentage increase and a bonus based on achieving year-to-date CaaS order targets for orders outside North America. All bonuses are earned and paid quarterly. For the first three quarters of the year, payments are limited to the targeted amounts. Payments for the second, third and fourth quarters are calculated based on amounts earned less payments made in prior quarters. No bonus will be paid if the Company does not report non-GAAP operating income for the applicable quarter.  If the actual annual operating profits, percentage increase of North American cloud orders and CaaS order amounts for orders outside North America equal the annual targeted amounts, Mr. Staples will earn an aggregate bonus of $120,000 for 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Intelligence Group, Inc. (Registrant)

Date: January 11, 2012	By:	/s/ Stephen R. Head
Stephen R. Head Chief Financial Officer, Senior Vice President of Finance and Administration, Secretary and Treasurer